Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On April 1, 2007, International Textile Group, Inc. (“ITG” or the “Company”) completed the acquisition (the “BST Acquisition”) of BST U.S. Holdings, Inc. (“BST Holdings”) from WLR Recovery Fund III, L.P. (“Fund III”), which is an affiliate of the Company’s chairman of the board, and certain other stockholders of BST Holdings. On December 8, 2006, BST Holdings had acquired the business and operations of BST Safety Textiles Holding GmbH (“BST Safety Textiles”). Pursuant to the agreement governing the BST Acquisition, the Company acquired all of the outstanding shares of BST Holdings in exchange for the issuance of 3,355,020 shares of series A preferred stock of the Company. Mr. Ross and his affiliates also own approximately 82% of the Company’s common stock, and, after completion of the BST Acquisition and the issuance of the shares of the preferred stock described above, hold approximately 87% of the Company’s total outstanding voting power.

Financial Accounting Standards Board (“FASB”) Statement No. 141, Business Combinations, states that a “business combination” excludes transfers of net assets or exchanges of equity interests between entities under common control. FASB Statement No. 141 also states that transfers of net assets or exchanges of equity interests between entities under common control should be accounted for in a manner similar to the pooling-of-interests method (“as-if pooling-of-interests”) in that the entity that receives the net assets and liabilities initially recognizes those assets and liabilities transferred at their carrying amounts in the accounts of the transferring entity at the date of transfer. In accordance with Emerging Issues Task Force 02-5, Definition of ‘Common Control’ in Relation to FASB Statement No. 141, Business Combinations, common control of ITG and BST Safety Textiles is deemed to have existed beginning on December 8, 2006, the date that BST Holdings acquired BST Safety Textiles. As a result, the subsequent transfer of the assets and liabilities of BST Safety Textiles to ITG will be accounted for in a manner similar to a pooling of interests, at Fund III’s historical cost at December 8, 2006, including its necessary purchase accounting adjustments. In “as-if pooling-of-interests” accounting, financial statements of the previously separate companies generally are restated on a combined basis for periods prior to the combination in order to provide comparative information. However, the SEC staff has indicated that, in “as-if pooling-of-interests” accounting for entities under common control, the financial statements of the previously separate entities should not be combined for periods prior to the date that common control was established. Accordingly, the consolidated statements of operations for the Company’s fiscal year ended December 31, 2006 will be restated to include BST Safety Textiles’ results of operations from the period from December 9, 2006 to December 31, 2006.

The following unaudited pro forma condensed combined financial information is designed to show how the BST Acquisition and the acquisition by the Company in June 2006 of the 50% equity interest in its Parras Cone joint venture (“Parras Cone”) not then-owned by the Company (together the “2006 Acquisitions”) might have affected ITG’s historical results of continuing operations if such acquisitions had occurred at an earlier time. The unaudited pro forma condensed combined statements of continuing operations give effect to the 2006 Acquisitions as if they occurred on the first day of the Company’s fiscal year ended December 31, 2006. The unaudited pro forma condensed combined balance sheet gives effect to the BST Acquisition as if it occurred on March 31, 2007. The unaudited pro forma condensed combined financial information has been prepared by the management of the Company for illustrative purposes only and is not indicative of the restated historical results of operations that will be presented in future filings with the SEC in accordance with the rules and regulations described above, and is not necessarily indicative of the results that actually would have been realized had the 2006 Acquisitions been completed at the beginning of the specified periods or at any other time, nor those to be expected at any time in the future.

The following unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of BST Safety Textiles, and notes thereto, included as Exhibit 99.1 to this Amendment No. 1 to Current Report on Form 8-K, and with the historical financial statements, and notes thereto, of the Company on file with the SEC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF ITG AND BST

For the Twelve Months Ended December 31, 2006

(amounts in thousands, except per share data)

			Pro Forma		Pro Forma
			Combined	Parras	Adjustments
			ITG and	Cone	Relating to
	ITG	BST(A)	BST	Acquisition	Acquisitions		Pro Forma
Net sales	$720,916	$275,135	$996,051	$29,667	$		$1,025,718
Cost of goods sold	660,734	244,064	904,798	28,063	1,148	(1)	934,009

Gross profit	60,182	31,071	91,253	1,604	(1,148)		91,709
Selling and administrative expenses	72,441	20,288	92,729	2,744	(550)	(1)	94,923
Stock-based compensation and related cash bonus expense	1,318		1,318	—			1,318
Start-up costs on international initiatives	4,595		4,595	—			4,595
Gain on disposal of property, plant and equipment	(769)		(769)	—			(769)
Expenses associated with certain share transactions	4,350		4,350	—			4,350
Provision for restructuring, special termination benefit and impairment	14,829		14,829	—			14,829

Income (loss) from operations	(36,582)	10,783	(25,799)	(1,140)	(598)		(27,537)
Other income (expense):
Interest income	1,509	951	2,460	90			2,550
Interest expense	(6,937)	(7,652)	(14,589)	(543)	(6,092)	(2)	(21,224)
Write-off of deferred financing fees	(1,054)		(1,054)	—			(1,054)
Other income (expense)	10,846		10,846	(884)			9,962

Income (loss) from continuing operations before income taxes	(32,218)	4,082	(28,136)	(2,477)	(6,690)		(37,303)
Income tax (expense) benefit	(5,913)	(6,641)	(12,554)	(5,674)	3,625	(3)	(14,603)
Equity in earnings (losses) of unconsolidated affiliates	(847)		(847)	—	1,076	(4)	229
Minority interest net income	2,899		2,899	—			2,899

Net loss from continuing operations	$(36,079)	$(2,559)	$(38,638)	$(8,151)	$(1,989)		$(48,778)

Net loss from continuing operations	$(36,079)	$(2,559)	$(38,638)	$(8,151)	$(1,989)		$(48,778)
Accrued preferred stock dividend	—	—	—	—	(6,562)	(5)	(6,562)

Net loss from continuing operations available to common stockholders	$(36,079)	$(2,559)	$(38,638)	$(8,151)	$(8,551)		$(55,340)

Net loss from continuing operations per common share, basic	$(2.34)						$(3.59)
Net loss from continuing operations per common share, diluted	$(2.34)						$(3.59)

Weighted average number of common shares outstanding, basic	15,395						15,395
Weighted average number of common shares outstanding, diluted	15,395						15,395 (6)

(A)	Includes the audited historical financial results of BST for the period from January 1, 2006 to December 8, 2006, which have been converted to U.S. dollars, as well as the following unaudited historical financial results of BST for the period from December 9, 2006 to December 31, 2006:

Net sales	$12,141
Loss from operations	(996)
Net loss	(937)

(1)	To increase depreciation and amortization expense on new bases of BST assets; to eliminate management and marketing fees paid to the former 50% owner of Parras Cone; and to record reduced depreciation expense on fixed assets written-down upon acquisition of the remaining 50% ownership interest of Parras Cone on June 30, 2006.
(2)	Represents pro forma interest expense to finance the acquisition of BST and the remaining 50% interest in Parras Cone not already owned by ITG, and the elimination of BST interest expense related to indebtedness repaid upon the acquisition of BST.
(3)	To record income tax effects of pro forma income (loss).
(4)	To eliminate equity in earnings (loss) of Parras Cone.
(5)	To record accrued preferred stock dividends as if the $83.9 million of series A convertible preferred stock issued in connection with the BST Acquisition was issued on January 1, 2006.
(6)	Diluted weighted average shares outstanding considered the effect of the assumed conversion of the series A convertible preferred stock issued in connection with the BST Acquisition. However, such effect was antidilutive and therefore such shares were not included in the diluted earnings per share computation.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET OF ITG AND BST

As of March 31, 2007

(Amounts in thousands)

Assets	ITG	BST	Combined ITG and BST	Pro Forma Adjustments Relating to BST Acquisition			Pro Forma
Current assets:
Cash and cash equivalents	$22,264	$14,774	$37,038	$			$37,038
Accounts receivable, net	126,234	24,220	150,454				150,454
Sundry notes and accounts receivable	15,461	9,535	24,996				24,996
Inventories	136,422	48,421	184,843				184,843
Prepaid expenses	4,283	354	4,637				4,637
Deferred income taxes	(39)	325	286				286
Other current assets	12,921	2,093	15,014				15,014

Total current assets	317,546	99,722	417,268		—		417,268
Investments in and advances to unconsolidated affiliates	1,923	—	1,923				1,923
Property, plant and equipment, net	206,187	149,087	355,274				355,274
Assets held for sale	2,069	—	2,069				2,069
Intangibles and deferred charges, net	4,925	31,575	36,500				36,500
Goodwill	2,740	53,817	56,557				56,557
Deferred income taxes	8,125	1,100	9,225				9,225
Other assets	3,216	5,241	8,457				8,457

	$546,731	$340,542	$887,273		$—		$887,273

Liabilities and Stockholders’ Equity
Current liabilities:
Current maturities of long-term debt	$1,893	$6,932	$8,825	$			$8,825
Short-term borrowings	12,334	—	12,334				12,334
Accounts payable	54,952	35,855	90,807				90,807
Sundry accounts payable and accrued liabilities	46,661	29,895	76,556				76,556

Total current liabilities	115,840	72,682	188,522		—		188,522
Bank debt and other long-term obligations	108,921	183,968	292,889				292,889
Other liabilities	27,300	1,502	28,802				28,802

Total liabilities	252,061	258,152	510,213		—		510,213
Minority interest in subsidiaries	19,023	—	19,023				19,023
Stockholders’ equity:
Preferred stock	114,025	—	114,025		83,876	(1)	197,901
Common stock	175	—	175		—		175
Capital in excess of par value	138,506	83,876	222,382		(83,876	)(1)	138,506
Common stock held in treasury	(411)	—	(411)				(411)
Retained earnings (accumulated deficit)	11,209	(1,431)	9,778				9,778
Accumulated other comprehensive income (loss)	12,143	(55)	12,088				12,088

Total stockholders’ equity	275,647	82,390	358,037		—		358,037

	$546,731	$340,542	$887,273		$—		$887,273

(1)	To reflect series A convertible preferred stock issued on April 1, 2007 in connection with the BST Acquisition as if such stock was issued on March 31, 2007, and to eliminate BST equity accounts as if BST was a wholly-owned subsidiary of ITG as of March 31, 2007.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS OF ITG AND BST

For the Three Months Ended March 31, 2007

(amounts in thousands, except per share data)

	ITG	BST	Combined ITG and BST	Pro Forma Adjustments Relating to BST Acquisition		Pro Forma
Net sales	$179,721	$78,624	$258,345	$—		$258,345
Cost of goods sold	164,441	71,751	236,192	—		236,192

Gross profit	15,280	6,873	22,153	—		22,153
Selling and administrative expenses	17,642	2,331	19,973	—		19,973
Start-up costs on international initiatives	3,307	—	3,307	—		3,307
Provision for restructuring and impairment	2,009	—	2,009	—		2,009

Income (loss) from operations	(7,678)	4,542	(3,136)	—		(3,136)
Other income (expense):
Interest income	321	9	330	—		330
Interest expense	(2,093)	(3,490)	(5,583)	—		(5,583)
Other income (expense)	1,807	—	1,807	—		1,807

Income (loss) from continuing operations before income taxes	(7,643)	1,061	(6,582)	—		(6,582)
Income tax expense	(944)	(629)	(1,573)	—		(1,573)
Equity in losses of unconsolidated affiliates	(47)	—	(47)	—		(47)
Minority interest net income	486	—	486	—		486

Net income (loss) from continuing operations	$(8,148)	$432	$(7,716)	$—		$(7,716)

Net income (loss) from continuing operations	$(8,148)	$432	$(7,716)	—		$(7,716)
Accrued preferred stock dividend	(737)	—	(737)	(1,696	)(1)	(2,433)
Accretion of preferred stock discount	(523)	—	(523)	—		(523)

Net income (loss) from continuing operations available to common stockholders	$(9,408)	$432	$(8,976)	$(1,696)		$(10,672)

Net loss from continuing operations per common share, basic	$(0.58)					$(0.66)
Net loss from continuing operations per common share, diluted	$(0.58)					$(0.66)

Weighted average number of common shares outstanding, basic	16,120					16,120
Weighted average number of common shares outstanding, diluted	16,120					16,120 (2)

(1)	To record accrued preferred stock dividends as if the $83.9 million of series A convertible preferred stock issued in connection with the BST Acquisition was issued on January 1, 2006.
(2)	Diluted weighted average shares outstanding considered the effect of the assumed conversion of the series A convertible preferred stock issued in connection with the BST Acquisition. However, such effect was antidilutive and therefore such shares were not included in the diluted earnings per share computation.